EXHIBIT 23.1
                                                                    ------------


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-49589 and 333-52865) of Extended Systems Incorporated of our report dated July 31, 2001 relating to the consolidated financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K.

/S/ PRICEWATERHOUSECOOPERS

BOISE, IDAHO
SEPTEMBER 13, 2001